Exhibit 99.1

TRUBRIDGE ANNOUNCES FIRST QUARTER 2024 RESULTS

MOBILE, ALA. (May 10, 2024) – TruBridge, Inc. (NASDAQ: TBRG), a healthcare solutions company, today announced financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

All comparisons are to the quarter ended March 31, 2023, unless otherwise noted

●	Bookings of $23.6 million compared to $19.8 million
●	Total revenue of $83.2 million compared to $86.2 million
●	Revenue Cycle Management (RCM) revenue of $53.0 million compared to $48.6 million
o	RCM revenue represented 63.7% of TruBridge’s total revenue
●	GAAP (loss) earnings per diluted share of $(0.17) compared to $0.21
●	Non-GAAP earnings per diluted share of $0.19 compared to $0.58
●	Adjusted EBITDA of $9.5 million compared to $14.6 million

Commenting on the results, Chris Fowler, chief executive officer of TruBridge, Inc., stated, “We continued to make significant progress on our transformation efforts during the first quarter, and we remained focused on the key areas that we believe will drive results. The refinement of our financial operations gives us enhanced capabilities in regard to accurate forecasting, an improved capital allocation strategy and identification of cost savings opportunities and provides us a more stable foundation from which to grow.”

“We were pleased with the continued momentum in bookings this quarter, which came in at $23 million and reflected wins in both our RCM and our EHR business, as well as the growth in our pipeline especially in the larger deals that we’ve started to move towards in the past few quarters. Our success in capturing these larger deals in our RCM business does bring an added layer of timing complexity from contracting to implementation. As a result, to reflect the variability in time to convert larger deals, we feel it’s prudent to slightly revise our full-year revenue range. The work we have done on expense management, however, has put us in a strong position in terms of our profitability, allowing us to maintain our previous adjusted EBITDA outlook this year.

“TruBridge operates in an area of the market with tremendous need, and our solutions address many of them. We remain confident we can continue to deliver for our customers and shareholders,” concluded Fowler.

Financial Guidance

For the second quarter of 2024, TruBridge expects to generate:

●	Total revenue of $81 million to $83 million
●	Adjusted EBITDA of $8.0 million to $10.0 million

For the full year 2024, TruBridge expects to generate:

●	Total revenue of $330 million to $340 million; revised from $340 million to $350 million
●	Adjusted EBITDA of $45 million to $50 million; unchanged

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

Conference Call

TruBridge will hold a live webcast to discuss first quarter 2024 results on Friday, May 10, 2024, at 7:00 a.m. Central time/8:00 a.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s investor relations website, investors.trubridge.com.

About TruBridge

We are a trusted partner to more than 1,500 healthcare organizations with a broad range of technology-first solutions that address the unique needs and challenges of diverse communities, promoting equitable access to quality care and fostering positive outcomes. TruBridge has over four decades of experience in connecting providers, patients and communities with innovative data-driven solutions that create real value by supporting both the financial and clinical side of healthcare delivery. Our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings combine unparalleled visibility and transparency to enhance productivity and support the financial health of healthcare organizations across all care settings. We support efficient patient care with electronic health record (EHR) product offerings that successfully integrate data between care settings. Above all, we believe in the power of community and encourage collaboration, connection, and empowerment with our customers. We clear the way for care. For more information, please visit www.trubridge.com.

Investor Relations Contact

Asher Dewhurst, ICR Westwicke

TBRGIR@westwicke.com

Media Contact

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@trubridge.com

(251) 639-8100

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; pandemics and other public health crises and related economic disruptions; transition to a subscription-based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential delay in the development of markets for our RCM service offering; potential inability to properly manage growth in new markets we may enter; potential disruption of our business due to our ongoing implementation of a new enterprise resource planning software solution; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; our reliance on an international workforce which exposes us to various business disruptions; our utilization of artificial intelligence, which could expose us to liability or adversely affect our business if we cannot compete effectively with others using artificial intelligence; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions, including bank failures or changes in related regulation; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

TruBridge, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
RCM	$53,038	$48,631
EHR	28,022	35,191
Patient engagement	2,187	2,411
Total revenues	83,247	86,233

Expenses
Costs of revenue (exclusive of amortization and depreciation)
RCM	29,597	27,183
EHR	11,287	16,348
Patient engagement	875	646
Total costs of revenue (exclusive of amortization and depreciation)	41,759	44,177
Product development	10,689	8,352
Sales and marketing	6,592	6,957
General and administrative	19,396	14,453
Amortization	5,869	5,500
Depreciation	400	499
Total expenses	84,705	79,938

Operating income (loss)	(1,458)	6,295

Other income (expense):
Other income	1,422	267
Interest expense	(4,072)	(2,669)
Total other income (expense)	(2,650)	(2,402)

Income (loss) before taxes	(4,108)	3,893

Provision (benefit) for income taxes	(1,592)	809

Net income (loss)	$(2,516)	$3,084

Net income (loss) per common share—basic	$(0.17)	$0.21
Net income (loss) per common share—diluted	$(0.17)	$0.21

Weighted average shares outstanding used in per common share computations:
Basic	14,234	14,136
Diluted	14,234	14,136

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

TruBridge, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	March 31, 2024 (unaudited)	Dec. 31, 2023
Assets
Current assets
Cash and cash equivalents	$4,115	$3,848
Accounts receivable, net of allowance for expected credit losses of $3,773 and $3,631, respectively	64,218	59,723
Financing receivables, current portion (net of allowance for expected credit losses of $304 and $319, respectively)	3,668	3,997
Inventories	980	475
Prepaid income taxes	1,151	1,628
Prepaid expenses and other	17,772	15,807
Assets of held for sale disposal group	-	25,977
Total current assets	91,904	111,455

Property & equipment, net	8,750	8,974
Software development costs, net	41,237	39,139
Operating lease assets	4,672	5,192
Financing receivables, net of current portion (net of allowance for expected credit losses of $79 and $97, respectively)	959	1,226
Other assets, net of current portion	8,331	7,314
Intangible assets, net	86,086	89,213
Goodwill	172,573	171,909
Deferred tax assets	1,905	-
Total assets	$416,417	$434,422

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$11,356	$10,133
Current portion of long-term debt	3,074	3,141
Deferred revenue	9,079	8,677
Accrued vacation	5,429	5,410
Liabilities of held for sale disposal group	-	977
Other accrued liabilities	18,226	19,892
Total current liabilities	47,164	48,230

Long-term debt, net of current portion	181,732	195,270
Operating lease liabilities, net of current portion	2,848	3,074
Deferred tax liabilities	-	1,230
Total liabilities	231,744	247,804

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,572 and 15,121 shares issued, respectively	15	15
Treasury stock, 613 and 572 shares, respectively	(17,417)	(17,075)
Accumulated other comprehensive gain	113	-
Additional paid-in capital	196,346	195,546
Retained earnings	5,616	8,132
Total stockholders' equity	184,673	186,618

Total liabilities and stockholders' equity	$416,417	$434,422

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

TruBridge, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income (loss)	$(2,516)	$3,084
Adjustments to net income:
Provision for credit losses	500	(352)
Deferred taxes	(2,982)	572
Stock-based compensation	800	1,247
Depreciation	400	499
Gain on sale of business	(1,250)	-
Amortization of acquisition-related intangibles	3,127	4,014
Amortization of software development costs	2,742	1,486
Amortization of deferred finance costs	107	90
Non-cash operating lease costs	675	479
Changes in operating assets and liabilities:
Accounts receivable	(4,112)	(3,099)
Financing receivables	628	619
Inventories	(505)	(398)
Prepaid expenses and other	772	(3,187)
Accounts payable	1,253	5,605
Deferred revenue	1,006	47
Operating lease liabilities	(583)	(499)
Other liabilities	(2,573)	(971)
Prepaid income taxes	477	237
Net cash used in (provided by) operating activities	(2,034)	9,473

Investing activities:
Purchase of business, net of cash acquired	21,410	-
Investment in software development	(4,839)	(6,233)
Purchases of property and equipment	(177)	(16)
Net cash provided by (used in) investing activities	16,394	(6,249)

Financing activities:
Treasury stock purchases	(342)	(2,484)
Payments of long-term debt principal	(875)	(875)
Proceeds from revolving line of credit	15,423	5,000
Payments of revolving line of credit	(27,729)	(5,000)
Debt issuance cots	(529)	-
Net cash used in financing activities	(14,052)	(3,359)
Decrease in cash and cash equivalents	308	(135)

Change in cash and cash equivalents included in assets sold	(41)
Cash and cash equivalents, beginning of period	3,848	6,951
Cash and cash equivalents, end of period	$4,115	$6,816

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

TruBridge, Inc.
Consolidated Bookings
(In '000s)
(Unaudited)

	Three Months Ended March 31,
In '000s	2024	2023
RCM(1)	$14,391	$12,100
EHR(2)	8,610	7,271
Patient engagement(1)	568	476
Total	$23,569	$19,847

(1)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).
(2)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support) for perpetual license system sales and total contract price for SaaS sales.

TruBridge, Inc.
Bookings Composition
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
RCM
Net new(1)	$8,993	$6,029
Cross-sell(1)	5,398	6,071
EHR
Non-subscription sales(2)	3,078	4,064
Subscription revenue(3)	5,532	3,207
Patient engagement	568	476
Total	$23,569	$19,847

(1)

“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

(2)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(3)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

TruBridge, Inc.
Adjusted EBITDA - by Segment
(In '000s)
(unaudited)

	Three Months Ended March 31,
In '000s	2024	2023
RCM	$6,396	$7,898
EHR	2,929	6,157
Patient engagement	129	588
Total	$9,454	$14,643

TruBridge, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended March 31,
Adjusted EBITDA:	2024	2023
Net income (loss), as reported	$(2,516)	$3,084
Net Income Margin	(3.0%)	3.6%
Depreciation expense	400	498
Amortization of software development costs	2,742	1,486
Amortization of acquisition-related intangibles	3,126	4,014
Stock-based compensation	800	1,247
Severance and other nonrecurring charges	3,844	1,104
Interest expense	4,072	2,669
Gain on sale of AHT	(1,250)	-
Other	(172)	(268)
Provision (benefit) for income taxes	(1,592)	809
Total Adjusted EBITDA	$9,454	$14,643
Adjusted EBITDA Margin	11.4%	17.0%

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

TruBridge, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
Non-GAAP Net Income and Non-GAAP EPS:	2024	2023
Net income (loss), as reported	$(2,516)	$3,084
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,127	4,014
Stock-based compensation	800	1,247
Severance and other nonrecurring charges	3,844	1,104
Non-cash interest expense	90	90
Gain on sale of AHT	(1,250)	-
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,388)	(1,357)
Tax shortfall (windfall) from stock-based compensation	-	50
Non-GAAP net income	$2,707	$8,232
Weighted average shares outstanding, diluted	14,234	14,136
Non-GAAP EPS	$0.19	$0.58

TruBridge, Inc.
Electronic Health Record (EHR) Revenue Composition
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Recurring revenues - EHR
Acute Care EHR	$25,910	$27,613
Post-acute Care EHR	582	3,906
Total recurring revenues - EHR	26,492	31,519

Non-recurring revenues - EHR
Acute Care EHR	1,449	3,292
Post-acute Care EHR	81	380
Total non-recurring revenues - EHR	1,530	3,672
Total EHR revenues	$28,022	$35,191

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

●

Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangibles; (iv) stock-based compensation; (v) severance and other non‑recurring charges; (vi) interest expense; (vii) gain on sale of AHT; (xiii) Other; and (ix) the provision (benefit) for income taxes.

●	Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated as Adjusted EBITDA, as defined above, divided by total revenue.

●

Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring charges; (iv) non-cash interest expense; (v) gain on sale of AHT; and (vi) the total tax effect of items (i) through (v).

●	Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

●

Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

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TruBridge Announces First Quarter 2024 Results

May 10, 2024

●

Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

●

Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

●

Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

●	Interest expense: Interest incurred on our term loan and revolving credit facility.

●	Gain on sale of AHT: Represents the excess of proceeds received over the net assets sold from our sale of AHT, our previously wholly-owned post-acute business, in January 2024.

●

Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

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